UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Oakport Street, Oakland, CA	94621
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 777-7000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2005, Zhone Technologies, Inc. (“Zhone”) announced that it had entered into an Agreement and Plan of Merger, dated as of July 7, 2005 (the “Merger Agreement”), with Paradyne Networks, Inc. (“Paradyne”) and Parrot Acquisition Corp., a wholly owned subsidiary of Zhone (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Paradyne, with Paradyne surviving as a wholly owned subsidiary of Zhone (the “Merger”). At the effective time of the Merger, each outstanding share of Paradyne common stock will be exchanged for 1.0972 shares of Zhone common stock, and each option and warrant to purchase shares of Paradyne common stock will be assumed by Zhone. The Merger, which is currently anticipated to close in the fall of 2005, is subject to the approval of the stockholders of both Zhone and Paradyne and other customary closing conditions. The Merger is intended to qualify as a tax-free reorganization and has been unanimously approved by the boards of directors of both companies.

The Merger Agreement contains representations, warranties and covenants that Zhone and Paradyne made to each other, each as of specified dates. These representations, warranties and covenants may be subject to important qualifications and limitations agreed to by Zhone and Paradyne in connection with negotiating the terms of the Merger Agreement. Moreover, certain of these representations, warranties and covenants may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the federal securities laws and/or were used for the purpose of allocating risk between Zhone and Paradyne rather than establishing matters of fact. In addition, information concerning the subject matter of these representations, warranties and covenants may have changed since the date of the Merger Agreement. Accordingly, you should not rely on these representations, warranties and covenants as statements of fact.

Zhone and Paradyne have each agreed, subject to certain exceptions, to cause stockholder meetings to be held to consider approval of the Merger and that the board of directors of both companies will recommend approval by their stockholders of the Merger Agreement. Paradyne has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to specified exceptions, enter into discussions concerning, or providing confidential information in connection with, alternative business combinations. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Paradyne may be required to pay Zhone a termination fee of $2.0 million.

In connection with the execution of the Merger Agreement, Zhone, Merger Sub and certain stockholders of Paradyne, as well as Paradyne and certain stockholders of Zhone, have each entered into a Voting Agreement (collectively, the “Voting Agreements”), pursuant to which such stockholders have agreed to vote all of their shares of capital stock of Paradyne and Zhone, respectively, in favor of the approval of the Merger Agreement.

Also in connection with the execution of the Merger Agreement, Zhone has entered into a Consulting Agreement with each of Sean E. Belanger, Chairman of the Board and Chief Executive Officer of Paradyne, and Patrick M. Murphy, Senior Vice President and Chief Financial Officer of Paradyne, which will become effective upon the closing of the Merger (collectively, the “Consulting Agreements”). Under the terms of the Consulting Agreements, Messrs. Belanger and Murphy have agreed, for a period of two years, to assist in the retention of Paradyne customers following the Merger and in the transition of the manufacturing operations of Paradyne to Zhone’s manufacturing model. Under the Consulting Agreements, Messrs. Belanger and Murphy will receive $480,018 and $295,018 per year, respectively, and will be granted options to purchase 931,962 and 314,458 shares of Zhone common stock, respectively, for their services. Messrs. Belanger and Murphy have also each entered into a Restrictive Covenant Agreement with Zhone, which will become effective upon the closing of the Merger (collectively, the “Restrictive Covenant Agreements”). Under these agreements, Messrs. Belanger and Murphy have agreed not to compete with, or solicit customers or employees of, Zhone during the term of the Consulting Agreements and for a period of two years thereafter. In exchange for these non-compete and non-solicitation covenants, Zhone has agreed to pay Messrs. Belanger and Murphy $255,000 and $240,000, respectively, each year during such four-year period.

Zhone and Paradyne issued a press release, dated July 8, 2005, which is attached as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement as well as a joint conference call that occurred earlier today that discussed this announcement. A replay of the conference call will be available for approximately one week by dialing 888-286-8010 for U.S. callers and 617-801-6888 for international callers and entering the passcode 68560491. An audio webcast replay will also be available online at www.zhone.com/about/investors/ for approximately one week. The script of the conference call is attached as Exhibit 99.2 hereto and a transcript of the call is attached as Exhibit 99.3 hereto. In addition, attached as Exhibit 99.4 hereto are Frequently Asked Questions with respect to the transaction and attached as Exhibit 99.5 hereto is a Letter to Zhone Employees regarding the transaction.

The Merger Agreement, the Voting Agreements, the Consulting Agreements and the Restrictive Covenant Agreements are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively. The forgoing summary is qualified by reference to such agreements, which are incorporated herein by reference. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated on the terms described in this report, or at all.

Additional Information Regarding the Transaction

Zhone and Paradyne plan to file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. In addition, Zhone and Paradyne will file other information and documents concerning the proposed transaction and their respective businesses with the SEC. Zhone and Paradyne urge you to review the joint proxy statement/prospectus and other information to be filed with the SEC because these documents contain important information. These documents will be available without charge on the SEC’s web site at www.sec.gov as well as under the investor relations portions of Zhone’s and Paradyne’s websites, at www.zhone.com and www.paradyne.com, respectively.

Participants in the Transaction

Zhone and Paradyne, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Zhone and Paradyne, respectively, in favor of the transaction. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the proxy statement for Zhone’s 2005 Annual Meeting of Stockholders filed with the SEC on April 1, 2005. Information about the officers and directors of Paradyne and their ownership of Paradyne securities is set forth in the proxy statement for Paradyne’s 2005 Annual Meeting of Stockholders filed with the SEC on April 11, 2005. You may obtain more detailed information concerning the participants by reading the joint proxy statement/prospectus when it is filed with the SEC.

Item 2.02.	Results of Operations and Financial Condition.

Zhone also announced in its July 8, 2005 press release that its revenues for the second quarter are expected to be slightly higher than the guidance previously provided of between $29 million and $30 million. Other then these slightly higher revenues, Zhone expects its results to be in line with previously provided guidance.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and Paradyne Networks, Inc.

10.1	Voting Agreement, dated July 7, 2005, by and among Paradyne Networks, Inc. and each of the persons listed on Schedule A thereto.

10.2	Voting Agreement, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and each of the persons listed on Schedule A thereto.

10.3	Consulting Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Sean E. Belanger.

10.4	Consulting Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Patrick M. Murphy.

10.5	Restrictive Covenant Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Sean E. Belanger.

10.6	Restrictive Covenant Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Patrick M. Murphy.

99.1	Joint Press Release, dated July 8, 2005.

99.2	Conference Call Script.

99.3	Conference Call Transcript.

99.4	Frequently Asked Questions.

99.5	Letter to Zhone Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONE TECHNOLOGIES, INC.

Date: July 8, 2005	By:	/s/ KIRK MISAKA
	Name:	Kirk Misaka
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and Paradyne Networks, Inc.

10.1	Voting Agreement, dated July 7, 2005, by and among Paradyne Networks, Inc. and each of the persons listed on Schedule A thereto.

10.2	Voting Agreement, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and each of the persons listed on Schedule A thereto.

10.3	Consulting Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Sean E. Belanger.

10.4	Consulting Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Patrick M. Murphy.

10.5	Restrictive Covenant Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Sean E. Belanger.

10.6	Restrictive Covenant Agreement, dated July 7, 2005, between Zhone Technologies, Inc. and Patrick M. Murphy.

99.1	Joint Press Release, dated July 8, 2005.

99.2	Conference Call Script.

99.3	Conference Call Transcript.

99.4	Frequently Asked Questions.

99.5	Letter to Zhone Employees.